Exhibit 99.1

Smart & Final Stores, Inc. Reports Second Quarter 2016 Financial Results

COMMERCE, Calif. (July 28, 2016) —Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the second fiscal quarter ended June 19, 2016.

Second Quarter Highlights:

•    Net sales increase of 14.7% to $1,038.3 million

•    Completed integration of 33 acquired stores to Smart & Final Extra! stores

•    Comparable store sales decrease of 0.3%, including impacts of deflation and cannibalization

•    Net income of $7.8 million, or $0.10 per diluted share

•    Adjusted net income of $15.5 million, or $0.20 per diluted share

•    Adjusted EBITDA of $50.7 million

“Smart & Final has generated dynamic growth in new stores and overall sales in the first half of 2016,” said David Hirz, President and Chief Executive Officer.  “We’ve successfully completed the integration of 33 acquired store properties, which have all opened as Smart & Final Extra! stores.  These new stores are performing well, contributing to strong growth in customer transactions, and have led to the expansion of our workforce by over 3,500 new employees.  Additionally, we are broadening our reach to both household and small business customers through an ongoing brand messaging program.  We look forward to the longer-term benefits of increased market density as we communicate Smart & Final’s unique platform to new and existing customers.”

Mr. Hirz added, “The anticipated sales cannibalization from new store development, coupled with higher than expected deflationary pressures on product pricing, have resulted in headwinds to comparable store sales during the first half of 2016, which we expect will remain challenging during the balance of the year. Short-term pressures aside, we are confident in our longer-term store development plans and driving customer engagement through our merchandising and marketing initiatives.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Second Quarter Fiscal 2016 Financial Results

Net sales were $1,038.3 million, representing a 14.7% increase as compared to $905.1 million in the same period of 2015.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 0.3% decrease in comparable store sales. Comparable store sales was comprised of a 0.4% increase in comparable transaction count, including the effect of anticipated cannibalization from new stores, and a 0.7% decrease in comparable average transaction size, including the impact of deflation in key product categories in both store banners.

Net sales for Smart & Final banner stores were $811.8 million, an 18.1% increase as compared to $687.4 million in the prior year period.  Comparable store sales for the Smart & Final banner decreased 0.6% in the second quarter.

Net sales for Cash & Carry banner stores were $226.5 million, a 4.0% increase as compared to $217.8 million in the same period of 2015.  Comparable store sales for the Cash & Carry banner increased 0.4% in the second quarter.

Gross margin from operations was $157.2 million, an 11.0% increase as compared to $141.6 million in the second quarter of 2015. Gross margin rate in the second quarter was 15.1% as compared to 15.6% in the same period of 2015.

Operating and administrative expenses were $138.8 million, a 21.6% increase as compared to $114.1 million in the year ago period. This increase was primarily related to expenses associated with 43 new stores developed over the prior 12 months and related support costs.

Net income was $7.8 million, including the effect of higher store development costs and non-recurring expenses related to acquired stores, as compared to net income of $11.0 million in the same period of 2015. Net income per diluted share was $0.10 as compared to $0.14 in the second quarter of 2015.

Adjusted net income was $15.5 million, a decrease of 8.4% as compared to $16.9 million for the year ago period. Adjusted net income per diluted share was $0.20 as compared to $0.22 in the same period of 2015.

Adjusted EBITDA remained unchanged at $50.7 million, as compared to the second quarter of 2015.

Fiscal Year-to-date Financial Results
In the twenty-four weeks ended June 19, 2016, net sales were $1,946.7 million, an increase of 12.7% as compared to $1,727.3 million in the same period of 2015.  Net sales growth was driven by a 0.8% increase in comparable store sales and from the net sales contribution of new stores.  The growth in comparable store sales was comprised of a 1.4% increase in comparable transaction count and a 0.6% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $1,521.1 million, a 15.6% increase as compared to $1,316.2 million in the first half of 2015. Year-to-date comparable store sales growth for the Smart & Final banner was 0.9%.

Net sales for Cash & Carry banner stores were $425.7 million, a 3.5% increase as compared to $411.1 million in the same period of 2015.  Year-to-date comparable store sales growth for the Cash & Carry banner was 0.3%.

Net income was $6.2 million, including the effect of higher store development costs, as compared to $15.9 million in the first half of 2015. Net income per diluted share was $0.08 as compared to $0.21 for the same period of 2015.

Adjusted net income was $22.1 million, a decrease of 10.2% as compared to $24.6 million in the first half of 2015. Adjusted net income per diluted share was $0.28 as compared to $0.32 in the same period of 2015.

Adjusted EBITDA was unchanged at $85.7 million, as compared to the same period of 2015.

Growth and Development

During the second quarter of fiscal year 2016, the Company opened 16 new Smart & Final Extra! stores and completed two relocations of legacy Smart & Final stores to the Smart & Final Extra! format. As of June 19, 2016, the Company operated a total of 306 stores, including 161 Smart & Final Extra! stores, 90 legacy Smart & Final stores and 55 Cash & Carry stores.

Operating Stores at Quarter End (June 19, 2016)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2015	127	94	221	55	276

New stores	30	-	30	-	30

Relocations, net	4	(4)	-	-	-

Conversions	-	-	-	-	-

End of 2nd Quarter 2016	161	90	251	55	306

Leverage and Liquidity

At June 19, 2016, the Company’s debt, net of debt issuance costs, was $617.0 million and cash and cash equivalents were $67.4 million.

In the twenty-four week period ended June 19, 2016, the Company generated cash from operations of $60.4 million and invested $73.5 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is revising certain elements of the previously issued guidance for the 2016 fiscal year ending January 1, 2017, to reflect our revised expectations of the impact of deflation on sales growth and comparable store sales, and resulting impacts on measures of income (revised elements noted in bold type):

Net sales growth	12.5% - 13.5%
Comparable store sales growth	(0.5)% - 0.5%
Unit growth (net new stores)	33 Smart & Final Extra! 4 Cash & Carry
Relocations of existing stores to Extra! format	6 Smart & Final stores
Conversions of legacy stores to Extra! format	6 Smart & Final stores
Adjusted EBITDA	$185 - $190 million
Adjusted net income	$46 - $48 million
Adjusted diluted EPS	$0.58 - $0.60
Capital expenditures	$150 - $160 million
Basic weighted average shares	73.3 million
Fully diluted weighted average shares	79.0 million

The above guidance includes certain non-GAAP financial measures (namely adjusted net income, adjusted net income per diluted share and Adjusted EBITDA), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: costs associated with the acquired Haggen store locations of approximately $18 million, non-cash rent related to other stores of approximately $6 million and share-based compensation expense of approximately $10 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the third quarter of 2016, the Company expects to open two new Smart & Final Extra! stores and complete two relocations of legacy Smart & Final stores to the Extra! format, and open two new Cash & Carry stores.

Second Quarter 2016 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter 2016 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13639710.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Thursday, August 11, 2016.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of June 19, 2016, the Company operated 306 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	June 19, 2016	June 14, 2015	June 19, 2016	June 14, 2015

Net sales	$1,038,281	$905,121	$1,946,734	$1,727,291
Cost of sales, buying and occupancy	881,067	763,538	1,661,169	1,463,543
Gross margin	157,214	141,583	285,565	263,748

Operating and administrative expenses	138,819	114,131	263,901	221,082
Income from operations	18,395	27,452	21,664	42,666

Interest expense, net	7,441	7,676	14,752	15,674
Loss on early extinguishment of debt	–	2,192	–	2,192
Equity in earnings of joint venture	284	392	728	907
Income before income taxes	11,238	17,976	7,640	25,707

Income tax provision	(3,432)	(6,938)	(1,472)	(9,786)
Net income	$7,806	$11,038	$6,168	$15,921

Basic earnings per share	$0.11	$0.15	$0.08	$0.22
Diluted earnings per share	$0.10	$0.14	$0.08	$0.21

Weighted average shares outstanding:
Basic	73,197,064	73,090,917	73,193,107	73,087,600
Diluted	78,907,184	76,893,066	78,976,605	76,773,674

Comprehensive income:
Net income	$7,806	$11,038	$6,168	$15,921
Derivative instruments:
(Loss) gain, net of income tax (benefit) expense of $(163) and $160, respectively, for twelve weeks ended; $(710) and $(754), respectively, for the twenty-four weeks ended	(244)	240	(1,065)	(1,132)
Reclassification adjustments, net of income tax expense of $2 and $27, respectively, for twelve weeks ended; $5 and $18, respectively, for twenty-four weeks ended	4	40	7	27
Foreign currency translation and employee benefit obligation adjustment	(115)	(180)	(102)	(795)
Other comprehensive (loss) income	(355)	100	(1,160)	(1,900)
Comprehensive income	$7,451	$11,138	$5,008	$14,021

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	June 19, 2016	January 3, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,384	$59,327
Accounts receivable, less allowances of $444 and $454 at June 19, 2016 and January 3, 2016, respectively	28,378	27,304
Inventories	245,891	234,289
Prepaid expenses and other current assets	25,572	29,072
Deferred income taxes	22,815	22,471
Total current assets	390,040	372,463

Property, plant, and equipment:
Land	10,730	10,940
Buildings and improvements	20,021	20,441
Leasehold improvements	262,851	237,820
Fixtures and equipment	315,417	266,080
Construction in progress	17,813	19,501
	626,832	554,782
Less accumulated depreciation and amortization	206,801	174,906
	420,031	379,876

Capitalized software, net of accumulated amortization of $13,872 and $12,356 at June 19, 2016 and January 3, 2016, respectively	11,413	11,365
Other intangible assets, net	373,335	376,122
Goodwill	611,242	611,242
Equity investment in joint venture	13,576	12,763
Other assets	55,333	53,250
Total assets	$1,874,970	$1,817,081

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$212,364	$194,149
Accrued salaries and wages	31,706	33,859
Accrued expenses	85,004	77,374
Current portion of debt, less debt issuance costs	29,166	3,904
Total current liabilities	358,240	309,286

Long-term debt, less debt issuance costs	587,840	586,956
Deferred income taxes	127,580	128,752
Postretirement and postemployment benefits	115,351	117,417
Other long-term liabilities	114,382	108,099

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares – 10,000,000 Issued and outstanding shares – none	–	–
Common stock, $0.001 par value; Authorized shares – 340,000,000 Issued and outstanding shares - 74,215,032 and 73,789,608 at June 19, 2016 and January 3, 2016, respectively	74	74
Additional paid-in capital	505,296	502,304
Retained earnings	73,355	70,181
Accumulated other comprehensive loss	(7,148)	(5,988)
Total stockholders’ equity	571,577	566,571
Total liabilities and stockholders’ equity	$1,874,970	$1,817,081

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twenty-four Weeks Ended
	June 19, 2016	June 14, 2015
Operating activities
Net income	$6,168	$15,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,752	16,625
Amortization	15,035	13,159
Amortization of debt discount and debt issuance costs	1,280	1,293
Share-based compensation	3,418	4,903
Excess tax benefits related to share-based payments	-	(60)
Deferred income taxes	(811)	(1,878)
Equity in earnings of joint venture	(728)	(907)
Loss (gain) on disposal of property, plant, and equipment	65	(26)
Asset impairment	181	513
Loss on early extinguishment of debt	–	2,192
Changes in operating assets and liabilities:
Accounts receivable, net	(1,074)	2,300
Inventories	(11,602)	8,838
Prepaid expenses and other assets	2,017	14,558
Accounts payable	18,215	(4,608)
Accrued salaries and wages	(2,153)	(3,625)
Other accrued liabilities	8,682	1,813
Net cash provided by operating activities	60,445	71,011

Investing activities
Purchases of property, plant, and equipment	(70,346)	(59,350)
Proceeds from disposal of property, plant, and equipment	409	8,091
Assets acquired in Haggen Transaction	(2,227)	–
Investment in capitalized software	(1,385)	(2,674)
Other	(279)	(1,304)
Net cash used in investing activities	(73,828)	(55,237)

Financing activities
Proceeds from exercise of stock options	1,783	107
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(106)	(17)
Fees paid in conjunction with debt financing	(133)	(1,204)
Borrowings on bank line of credit	40,000	–
Payments on bank line of credit	(15,000)	–
Payments of public offering costs	–	(214)
Excess tax benefits related to share-based payments	–	60
Stock repurchases	(5,104)	–
Net cash provided by (used in) financing activities	21,440	(1,268)

Net increase in cash and cash equivalents	8,057	14,506
Cash and cash equivalents at beginning of period	59,327	106,847
Cash and cash equivalents at end of period	$67,384	$121,353

Cash paid during the period for:
Interest	$7,467	$11,443
Income taxes	$5,476	$7,022

Non-cash investing and financing activities
Software development costs incurred but not paid	$490	$49
Construction in progress costs incurred but not paid	$13,542	$12,053

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended June 19, 2016
Net sales	$811,754	$226,527	$-	$1,038,281
Cost of sales, distribution and store occupancy	685,129	193,579	2,359	881,067
Operating and administrative expenses	108,041	15,225	15,553	138,819
Income (loss) from operations	$18,584	$17,723	$(17,912)	$18,395

Capital expenditures	$40,524	$824	$1,470	$42,818
Assets acquired in Haggen Transaction	$426	$-	$-	$426

Twelve Weeks Ended June 14, 2015
Net sales	$687,353	$217,768	$-	$905,121
Cost of sales, distribution and store occupancy	574,217	187,208	2,113	763,538
Operating and administrative expenses	82,399	14,632	17,100	114,131
Income (loss) from operations	$30,737	$15,928	$(19,213)	$27,452

Capital expenditures	$33,183	$2,641	$1,817	$37,641

Twenty-four Weeks Ended June 19, 2016
Net sales	$1,521,068	$425,666	$-	$1,946,734
Cost of sales, distribution and store occupancy	1,291,811	364,696	4,662	1,661,169
Operating and administrative expenses	203,241	30,050	30,610	263,901
Income (loss) from operations	$26,016	$30,920	$(35,272)	$21,664

Capital expenditures	$67,123	$1,886	$2,722	$71,731
Assets acquired in Haggen Transaction	$2,227	$-	$-	$2,227

Twenty-four Weeks Ended June 14, 2015
Net sales	$1,316,189	$411,102	$-	$1,727,291
Cost of sales, distribution and store occupancy	1,104,837	354,515	4,191	1,463,543
Operating and administrative expenses	160,646	28,519	31,917	221,082
Income (loss) from operations	$50,706	$28,068	$(36,108)	$42,666

Capital expenditures	$54,050	$4,319	$3,655	$62,024

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the twelve-week and twenty-four week periods ended June 19, 2016 and June 14, 2015.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended	Twelve Weeks Ended	Twenty-four Weeks Ended	Twenty-four Weeks Ended
	June 19, 2016	June 14, 2015	June 19, 2016	June 14, 2015
Net income	$7,806	$11,038	$6,168	$15,921
Depreciation and amortization	19,253	15,282	36,787	29,783
Interest expense, net	7,441	7,676	14,752	15,674
Income tax provision	3,432	6,938	1,472	9,786
EBITDA	37,932	40,934	59,179	71,164

Adjustments to EBITDA
Transaction costs (a)	-	875	-	936
Net loss from closed stores and exit costs (b)	2,602	1,284	3,738	1,374
Loss from asset dispositions (c)	57	95	185	503
Share-based compensation expense (d)	1,911	2,519	3,418	4,903
Non-cash rent (e)	1,422	484	2,506	1,277
Pre-opening costs (f)	247	2,277	437	3,410
Acquired Haggen store locations pre-opening costs and non-cash rent (g)	6,537	-	16,278	-
Loss on extinguishment of debt (h)	-	2,192	-	2,192
Other items (i)	-	25	6	(45)
Adjusted EBITDA	$50,708	$50,685	$85,747	$85,714

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended	Twelve Weeks Ended	Twenty-four Weeks Ended	Twenty-four Weeks Ended
	June 19, 2016	June 14, 2015	June 19, 2016	June 14, 2015
Net income	$7,806	$11,038	$6,168	$15,921
Income tax provision	3,432	6,938	1,472	9,786
Income before income taxes	11,238	17,976	7,640	25,707

Adjustments to Net Income
Transaction costs (a)	-	875	-	936
Net loss from closed stores and exit costs (b)	2,602	1,284	3,738	1,374
Loss from asset dispositions (c)	57	95	185	503
Share-based compensation expense (d)	1,911	2,519	3,418	4,903
Non-cash rent (e)	1,422	484	2,506	1,277
Pre-opening costs (f)	247	2,277	437	3,410
Costs associated with acquired Haggen store locations (g)	6,537	-	16,278	-
Loss on extinguishment of debt (h)	-	2,192	-	2,192
Other items (i)	-	25	6	(45)
Adjusted income tax provision	(8,546)	(10,833)	(12,107)	(15,638)
Adjusted net income	$15,468	$16,894	$22,101	$24,619

Adjusted Net Income Per Share

Net income per share - basic	$0.11	$0.15	$0.08	$0.22
Per share impact of net income adjustments	0.10	0.08	0.22	0.12
Adjusted net income per share - basic	$0.21	$0.23	$0.30	$0.34
Net income per share - diluted	$0.10	$0.14	$0.08	$0.21
Per share impact of net income adjustments	0.10	0.08	0.20	0.11
Adjusted net income per share - diluted	$0.20	$0.22	$0.28	$0.32

Weighted average shares - basic	73,197,064	73,090,917	73,193,107	73,087,600
Weighted average shares - fully diluted	78,907,184	76,893,066	78,976,605	76,773,674

(a)  Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the twelve and twenty-four weeks ended June 14, 2015.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents new store opening costs and non-cash rent related to acquired former Haggen store locations.

(h)  Represents loss on the early extinguishment of debt in the twelve and twenty-four weeks ended June 14, 2015 in connection with an amendment to the Company’s Term Loan Facility.

(i)  Represents (i) severance costs  in the twenty-four weeks ended June 19, 2016 and the twelve and twenty-four weeks ended June 14, 2015 and (ii) death benefit income from a Company-owned life insurance policy in the twenty-four weeks ended June 14, 2015.